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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT



We consent to the use in the Pre-Effective Amendment No. 1 to the Registration Statement of Factual Data Corp. on Form SB-2 (333-47051) of our report dated January 27, 1998 on the financial statements of Factual Data Corp. appearing in the Prospectus, which is part of the Registration Statement.

We consent to the use in the Pre-Effective Amendment No. 1 to the Registration Statement of Factual Data Corp. on Form SB-2, (333-47051) of our report dated January 10, 1998 on the financial statements of Mirocon, Inc. appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.





                                         /s/ Ehrhardt Keefe Steiner & Hottman PC

                                         Ehrhardt Keefe Steiner & Hottman PC


April 8, 1998
Denver, Colorado